Exhibit 99.1

Telaria Announces Intent to Convene, Adjourn and Reconvene in Virtual Meeting Format its
Special Meeting of Stockholders to Be Held on March 30, 2020 Due To COVID-19 Concerns

NEW YORK, March 23, 2020 – Telaria, Inc. (NYSE:TLRA), today announced that, due to the rapidly evolving public health concerns relating to the novel coronavirus (COVID-19) pandemic and the spread of COVID-19 and governmental actions related thereto, including the State of New York’s Executive Order No. 202-6, dated March 18, 2020 directing the closure of non-essential businesses, Telaria intends to convene and then immediately adjourn, without conducting any business, its special meeting of stockholders scheduled to occur at 10:00 a.m. Eastern Time on March 30, 2020, to 10:05 a.m. Eastern Time on March 30, 2020 in a virtual meeting format only. The adjournment and reconvening of the special meeting in a virtual format is not expected to result in any delay of the closing of the merger with Rubicon Project.

To be admitted to the virtual, reconvened special meeting, go to http://web.lumiagm.com/187574976. In order to gain access, you must click on “I have a login,” enter the control number found on your proxy card, voting instruction form or notice you previously received and enter the password “tel2020” (the password is case sensitive). If your shares are held in “street name,” through a broker, bank or other nominee, to be admitted to the reconvened special meeting, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares of Telaria common stock you held as of the record date, along with your name and email address, and a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15 Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on March 26, 2020.

As described in the joint proxy statement/prospectus for the special meeting previously distributed, Telaria’s stockholders are entitled to participate in and vote at the special meeting if they were a stockholder of record as of the close of business on February 11, 2020, which is the record date for the special meeting, or hold an appropriate legal proxy for the meeting provided by their broker, bank or other nominee. Whether or not a stockholder plans to attend the reconvened special meeting by virtual means, Telaria urges its stockholders to vote and submit their proxy in advance of the special meeting by one of the methods described in the joint proxy statement/prospectus. The proxy card included with the joint proxy statement/prospectus previously distributed will not be updated to reflect the information provided above and may continue to be used to vote each stockholder’s shares in connection with the special meeting. A prospectus supplement will be filed today with additional information concerning the virtual format of the reconvened special meeting, which we urge stockholders to read in its entirety. If Telaria stockholders have previously submitted a proxy using one of the methods described in the joint proxy statement/prospectus and proxy card, their vote will be counted and they do not need to submit a new proxy or vote at the reconvened special meeting, although Telaria stockholders may change or revoke their vote by attending the reconvened special meeting and voting virtually or by one of the other methods described in the joint proxy statement/prospectus.

About Telaria

Telaria, Inc. (NYSE: TLRA) powers the future of TV advertising with proprietary, programmatic software that optimizes ad yield for leading video publishers, enabling the most effective advertising experience across desktop, mobile and CTV. Telaria’s clients include the most innovative video content publishers across the globe such as Hulu, SlingTV, Viacom’s PlutoTV, TubiTV, Singtel, and Australia’s Channel Nine and Channel Ten. Telaria is headquartered in New York City and supports its global client base out of 13 offices worldwide across North America, EMEA, LATAM and APAC.

Investor Relations Contact:

Andrew Posen

Vice President, Head of Investor Relations

212-792-2315

IR@telaria.com

Media Contact:

Lekha Rao

Vice President, Media Relations & Corporate Communications

646-226-0254

lrao@telaria.com

Additional Information and Where to Find It

On February 13, 2020, Rubicon Project filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a joint proxy statement/prospectus. The joint proxy statement/prospectus contains important information about the proposed transaction and related matters. Investors and security holders of Rubicon Project and Telaria are urged to carefully read the entire joint proxy statement/prospectus (and any amendments thereto) and other filings made in connection therewith because such documents will contain important information about the proposed business combination. Rubicon Project and Telaria commenced the mailing of the joint proxy statement/prospectus to stockholders of Rubicon Project and Telaria on or about February 13, 2020.

Investors and security holders will be able to obtain copies of the joint proxy statement/prospectus and other documents filed by Rubicon Project and Telaria, without charge, through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Rubicon Project will be made available free of charge on Rubicon Project’s website at https://rubiconproject.com/ under the link “Investor” and then under the heading “Financials and Filings” and the subheading “SEC Filings.” Copies of documents filed with the SEC by Telaria will be made available free of charge on Telaria’s website at https://telaria.com/ under the link “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

Rubicon Project and Telaria and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Rubicon Project common stock and Telaria common stock in respect of the proposed transaction. Information about Rubicon Project’s directors and executive officers is set forth in the proxy statement for Rubicon Project’s 2019 Annual Meeting of Stockholders, the joint proxy statement/prospectus and Rubicon Project’s Form 10-K for the year ended 2019, which were filed with the SEC on April 5, 2019, February 13, 2020 and February 27, 2020, respectively. Information about Telaria’s directors and executive officers is set forth in the proxy statement for Telaria’s 2019 Annual Meeting of Stockholders, the joint proxy statement/prospectus and Telaria’s Form 10-K for the year ended 2019, which were filed with the SEC on April 24, 2019, February 13, 2020 and March 16, 2020, respectively. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, through securities holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.